EXHIBIT 23






                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Unocal Corporation on Form S-8 (No. 33-65461) of our report, dated June 23, 1996, on our audits of the financial statements and supplemental schedules of the Unocal Savings Plan as of December 31, 1996 and 1995 and for the years then ended which report is included in this annual report on Form 11-K.










Coopers & Lybrand L. L. P.
Los Angeles, California
June 30, 1997